UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15723	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

As part of its acquisition of SUPERVALU INC. (“SVU”) and in an effort to achieve synergies from this combination, which have been previously disclosed, United Natural Foods, Inc. (the “Company”) is taking certain actions, which began on October 26, 2018 and will continue through at least fiscal 2020 to: (i) review its organizational structure and the strategic needs of the business going forward to identify and place talent with the appropriate skills, experience and qualifications to meet these needs; and (ii) dispose of and exit the SVU legacy retail operations, as efficiently and economically as possible in order to focus on the Company’s core wholesale distribution business. Actions associated with retail divestitures and adjustments to the Company’s core cost-structure for its wholesale food distribution business are expected to result in headcount reductions and other costs and charges. We expect to continue to maintain a workforce that has the capabilities to drive achievement of the combined Company’s strategic business objectives.

The Company expects these actions to result in costs and charges which may be material, including severance and related costs. At this time, however, the Company is unable to make a determination of the amount or type of costs and charges expected to be incurred in connection with the foregoing actions. Once a determination is made, the Company intends to file an amended report on Form 8-K under this Item 2.05.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date:    November 1, 2018